1 Agenda – May 25, 2016 Annual Meeting of Stockholders boxshadowdwn CALL MEETING TO ORDER boxshadowdwnWELCOME AND INTRODUCTIONS boxshadowdwn BUSINESS SESSION Matters to be voted on: xrhombus Election of six nominees to the Board of Directors. xrhombus Approve, on an advisory basis, the compensation of our named Executive Officers. xrhombusRatify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2016. Consider any other business that may properly come before the Annual Meeting Close polls and announce preliminary voting results Business portion of the Annual Meeting ends boxshadowdwn CEO and CFO COMMENTARY boxshadowdwn STOCKHOLDERS QUESTIONS AND COMMENTS boxshadowdwn ANNUAL MEETING ENDS

2 Annual Meeting of Stockholders May 25, 2016

3 Topics boxshadowdwn 2015 Performance boxshadowdwn SHO Business Strategy boxshadowdwn Q&A

4 2015 Performance ($Millions) 2015 2014 2013 NET SALES 2,288$ 2,356$ 2,422$ Cost of sales and occupancy 1,769 1,803 1,843 Gross margin 519 553 578 Margin rate 22.7% 23.5% 23.9% Selling and administrative 546 547 507 Selling and administrative expense % of sales 23.9% 23.2% 20.9% Impairment of goodwill - 167 - Depreciation 15 10 12 Gain on the sale of assets - (0) (2) Operating income (loss) (42) (171) 61 NET INCOME (LOSS) (27)$ (169)$ 36$ Net income (loss) (27)$ (169)$ 36$ Income tax (benefit) expense (15) (3) 24 Other income (3) (3) (2) Interest expense 3 4 3 Operating income (loss) (42) (171) 61 Depreciation 15 10 12 (Gain) loss on the sale of assets - (0) (2) Severance and executive transition costs 1 - - Impairment of goodwill - 167 - Initial franchise revenues net of provision for losses 25 (4) (26) IT transformation investments 11 - - ADJUSTED EBITDA 9$ 2$ 46$ FISCAL YEAR

5 Earnings Review boxshadowdwn Full Year Performance Highlights: xrhombus Adjusted EBITDA increase xrhombus Higher merchandise gross margin rate xrhombus Expense reductions xrhombus Cash flow generation xrhombus Progress on strategic initiatives boxshadowdwn Operating Performance: xrhombus Hometown posted positive HA comps for the full year 2015 xrhombus Better inventory mix resulted in improved Outlet Q4 comps xrhombus America’s Appliance Experts outperformed non-AAE stores in both comps and gross margin rate xrhombus Closed 137 underperforming stores in 2015 (27 bps gross margin impact), which will improve future profit performance and free up $40 million of net working capital xrhombus Overhead and associated operating expenses were reduced more than $2M in 2015, net of severance expenses associated with the changes. We anticipate additional benefit from these actions in 2016 boxshadowdwn Franchising Activity and IT Transformation Investments: xrhombus Reacquired 58 stores from franchisees in Q4 allowing SHO to improve performance or close (eliminates EBITDA losses and regains inventory investment) xrhombus Additional reserves taken on franchisee notes xrhombus Total of franchise acquisition and note reserves negatively impacted Operating income by $24.9M in Q4 xrhombus Change in accounting for our IT transformation initiatives

6 2015 Sales Performance -5.0% -4.0% -3.0% -2.0% -1.0% 0.0% Hometown Outlet Consolidated P e r c e n t a g e C h a n g e 2015 Comparable Store Sales (All Categories) -16.0% -14.0% -12.0% -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% Hometown Outlet Consolidated P e r c e n t a g e C h a n g e 2015 Comparable Store Sales (Major Categories Performance) Home Appliances Lawn and Garden Tools Hometown boxshadowdwn Home appliances were up due to strength in refrigeration partially offset by lower cooking sales boxshadowdwn Lawn & garden unfavorably impacted by unseasonable weather patterns boxshadowdwn Mechanics tool sets, tool storage, and compressors down despite recent aggressive promotional pricing, though the Tool Category delivered positive comp sales in Q4 boxshadowdwn Mattresses (a strategic growth category) increased 7.0% Outlet boxshadowdwn Lower in-stock position of as-is, out-of-box products earlier in the year and a highly promotional environment unfavorably impacted home appliances sales boxshadowdwn Lawn & garden sales were lower due to declines in as-is, out-of-box receipts of lawn & garden tractors boxshadowdwn Tools declined due to non-recurring opportunity buys in 2014 in tools storage and mechanics tool sets boxshadowdwn Furniture ended the year with strong, double-digit growth in the fourth quarter reversing the trajectory of the category from earlier in the year

7 2015 Gross Margin Performance Hometown Hometown’s 2015 gross margin included impacts of a highly promotional environment and store closings The 77 basis points decline in gross margin includes a 72 basis points reduction in Non-Core Operations Items Outlet Outlet margin was unfavorably impacted in 2015 by non-recurring initial franchise revenues in 2014 In 2015, Outlet achieved a higher margin rate on merchandise sales due to an improved inventory mix * Non-Core items include initial franchise revenues, online commissions from Sears Holdings, and stores closed in 2015 Hometown Outlet Consolidated Gross Margin Rate: 2015 22.6% 22.9% 22.7% 2014 23.3% 23.7% 23.5% YOY Change (bps) (77) (83) (79) Impact of Non-Core Items* (bps): 2015 14 15 14 2014 86 227 127

8 FY 2015 Performance Strong Balance Sheet boxshadowdwn Short-term borrowings decreased $15.8 million at the end of fiscal year 2015 compared to fiscal year 2014 boxshadowdwn SHO generated positive free cash flow of $14.1 million in fiscal 2015 boxshadowdwn Improvements in working capital boxshadowdwn Merchandise inventories net decrease of $7.9 million: xrhombus Hardware store closures xrhombus Increase in Outlet head2right Improved “as-is” inventory sourcing in Q3 and Q4 head2right Strategic opportunity buys ($Millions) 2015 2014 Cash and cash equivalents $ 18.2 $ 19.7 Accounts and franchisee receivables, net 11.8 15.5 Merchandise inventories 434.8 442.7 Prepaid expenses and other current assets 22.2 19.4 Total current assets 487.0 497.3 PROPERTY AND EQUIPMENT, net 49.3 50.7 INTANGIBLE ASSETS, net 4.4 - LONG-TERM DEFERRED TAXES 79.1 54.3 OTHER ASSETS, net 14.0 43.4 TOTAL ASSETS $ 633.8 $ 645.7 Short-term borrowings $ 68.3 $ 84.1 Payable to Sears Holdings Corporation 54.1 61.1 Accounts payable 39.8 14.9 Other current liabilities 66.5 61.1 Total current liabilities 228.7 221.2 LONG-TERM LIABILITIES 2.7 2.3 TOTAL LIABILITIES 231.3 223.4 TOTAL STOCKHOLDERS' EQUITY 402.5 422.3 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 633.8 $ 645.7 ($Millions) 2015 2014 Operating Activities 25.5$ 24.4$ Investing Activities (11.4) (12.7) Free Cash Flow 14.1 11.7 Financing (15.6) (15.4) Total Cash Flow (1.5)$ (3.7)$ Cash Provided / (Used) Fiscal Year Fiscal Year

9 SHO BUSINESS STRATEGY

10 SHO Strategic Strengths and Headwinds boxshadowdwn SHO is predominantly a traditional retailer competing against strong multi- channel and direct e-Commerce retailers that are making significant investments in fulfillment capabilities that allow them to reach our large rural footprint without a store presence. Based on vendor feedback we estimate 20% of industry appliance sales have shifted to on-line channels where we do not currently compete in our Hometown segment “Lowes.com and e-commerce grew 23.5% for the quarter and we saw strong growth in traffic as well as conversion to the site so we feel good about the investments that we’ve made over the past year and really beginning to drive increased shop-ability of the site.” “We also continue to believe that blending the physical and digital channels into a seamless customer experience which we call Interconnected Retail provides a unique opportunity for us to expose the power of The Home Depot.… For the quarter, online traffic growth was double digits and our online sales grew 21.5%.” “In addition, we continued to drive significant growth in the online channel with e-commerce revenue increasing nearly 14% to 15.6% of total Domestic revenue.”

11 SHO Strategic Strengths and Headwinds boxshadowdwn Our physical store presence in over 1100 markets is a strength, particularly our rural stores that lack National or Regional competitors in their market boxshadowdwn We have significant scale in our core business of Home Appliances (68% BOS) and Power L&G (17% BOS) 45% Hometown Stores with no National Appliance Competition* 26% Hometown Stores with no National L&G Competition* * No National or Regional Competitors within 10 miles of the SHO location

12 SHO Strategic Strengths and Headwinds boxshadowdwn The margin structure of our core categories has been eroding as competitors have shown a willingness to accept lower margins in these product categories that are not their primary revenue source. boxshadowdwn Increasing on-line price transparency of big ticket products and our utilization of Sears.com as the customers’ on-line price reference point diminishes our ability to use pricing optimization as a margin improvement strategy. Note: Non-Core items include initial franchise revenues, online commissions from Sears Holdings, and stores closed in 2015 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2013 2014 2015 Hometown Gross Margin Core Non-Core 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2013 2014 2015 Outlet Gross Margin Core Non-Core

13 SHO Strategic Strengths and Headwinds boxshadowdwn Over 80% of all SHO locations are operated by independent dealer or franchised owned and we value the competitive advantages of our unique owner-operated model. The owner-operated model reduces our operating risk, but also relies heavily on the execution of engaged local entrepreneurs. Their success is largely tied to top-line sales performance and when sales decline their profitability is diminished. boxshadowdwn We have a demonstrated capability to sell big-ticket products and the services that are needed to support these sales (financing, protection agreements, delivery, installation, and assembly). We are invited into customers’ homes over one-million times a year to deliver a purchase.

14 SHO Strategic Strengths and Headwinds boxshadowdwn Sears Holdings is an important partner. We are heavily reliant on Sears Holdings for services and systems, without which we cannot currently operate. boxshadowdwn There are many streams of mutually beneficial revenue between SHO and SHC, such as protection agreements, consumer financial services, distribution/supply chain, product repair services, Kenmore/Craftsman brands, etc. We have opportunities to improve the potential of our relationship.

15 SHO Business Strategy Strategic Initiatives New SHO/SHC Amendments IT Transformation Close Unproductive Stores New Store Growth Real Estate Divestiture America’s Appliance Experts E-Commerce Expansion Commercial Sales New Services Hometown Reinvention Develop a cooperative, mutually beneficial relationship with Sears Holdings while enabling capabilities to increase independence Create financial flexibility through improved cash flow generation Execute initiatives to stabilize and improve the performance of the existing core business Leverage existing customer interactions and organizational strengths to develop new revenue streams focused on high margin services and product categories

16 NEW SHC/SHO AMENDMENTS

17 New SHC/SHO Amendments Primary SHO Benefits boxshadowdwn Extension of services and merchandise agreement pricing through February 1, 2020 boxshadowdwn Rights to operate transactional web-sites (in pre-defined territories) for Hometown Segment formats boxshadowdwn Increased commissions on Protection Agreement sales boxshadowdwn SHC will provide Supply Chain Services for SHO Purchased Products upon implementation of our Business Process Outsourcing project boxshadowdwn Access to additional SHC Outlet As-Is products not previously provided to SHO boxshadowdwn All remaining SHO stores (190) available as customer pick-up locations on Sears.com Please refer to our 8-K filing dated 5/17/16 for details regarding the Amendments that were executed

18 IT TRANSFORMATION

19 IT Transformation boxshadowdwn We are replacing most of our existing Sears Holdings information and technology systems. New systems are modern, best-in-class technology and largely cloud- based. boxshadowdwn We intend to migrate many corporate services provided by Sears Holdings to third party providers, or on a limited-basis, internally to SHO. We plan to continue several mutually advantageous elements of our operating relationship with SHC well beyond the current term of our agreements. boxshadowdwn We expect this change will: xrhombus Enable an omni-channel experience for both Hometown and Outlet xrhombus Provide much greater strategic and operational flexibility xrhombus Reduce our total cost of ownership over the term of the agreement xrhombus Reduce some elements of the risks relating to our relationship with SHC boxshadowdwn Timing (current estimates): xrhombus Test Purchase Orders and Inventory Receipts directly with a key vendor: Complete xrhombus Select corporate functions (HR, some finance): Q4 2016 xrhombus SHO Transactional Websites for Hometown Segment: Q1 2017 xrhombus Store deployment and point-of-sale systems Q2 2017 xrhombus We intend to have the project largely complete by end of Q2 2017 boxshadowdwn We incurred $10.9 million of IT Transformation Expenses in 2015 and expect to incur a similar amount in 2016. The large majority of these investments will be expensed as incurred.

20 CLOSE UNPRODUCTIVE STORES

21 Close Unproductive Stores boxshadowdwnWe closed 137 stores in 2015 xrhombusDealer 95 xrhombusHAS 16 xrhombus AHS 21 xrhombusOutlet 5 boxshadowdwn These closures also enabled us to restructure our field organization and reduce costs boxshadowdwn Cannot “Close” our way to success xrhombusMust fix the core business through our initiatives and generate new revenue streams to strengthen Dealer Hometown Stores xrhombusNo need to close Outlet Stores unless lease renewals make locations unattractive xrhombusWe will take deliberate actions to get HAS and AHS to “Go-Forward Stores” by 2019 Last 12 Month EBITDA: ($7.5M) Inventory Investment: $47.5M

22 Close Unproductive Stores boxshadowdwn The Hardware Stores and Home Appliance Showrooms are unprofitable formats, impacted by a group of stores with unacceptable performance that is unlikely to be remediated xrhombusHigh occupancy costs are the primary issue boxshadowdwn The average cash inventory investment is significant, particularly in Hardware Stores xrhombusHardware Store Avg. Inventory: $832K xrhombusHome Appliance Showrooms Avg. Inventory: $168K boxshadowdwn There are a core group of stores in both formats that are productive and profitable Home Appliance Showrooms Hardware Stores

23 Close Unproductive Stores Home Appliance Showrooms/Hardware Stores boxshadowdwn Close 46 unprofitable or marginally profitable company-operated locations as leases expire boxshadowdwn Seek to close 63 unprofitable locations at end of term by providing incentives to franchisees boxshadowdwn Remaining 37 stores have EBITDA of +$4.4M assuming sales and margin consistent with 2015 results Total EBITDA Impact: -$6.2M Total Inventory Investment: $22.3M Total EBITDA Impact: -$5.6M Total Inventory Investment: $24.4M Total EBITDA -$2.0 -$1.4 -$1.1 -$0.9 -$0.2 Total Inventory $12.2 $2.2 $2.1 $5.0 $3.0 17 6 9 10 4 2016 2017 2018 2019 2020 Total EBITDA -$0.9 -$1.3 -$2.5 -$1.5 $0.0 Total Inventory $4.4 $6.2 $7.5 $4.2 $0.0 10 13 29 11 0 2016 2017 2018 2019 2020

24 NEW STORE GROWTH

25 New Store Growth Outlet boxshadowdwn In the short to intermediate term we do not intend to open additional Outlet Stores xrhombus At 159 stores and 22 Repair & Distribution Centers covering the majority of large metro markets in the US, we have the scale needed for customer recognition and operational efficiency boxshadowdwn We have increased the store base by 37% 2012-2015 (+43 stores). We need to focus on these new stores growing their customer base xrhombus Locations open longer than five years have 13.8% higher average annual sales than stores open less than five years Hometown Dealer boxshadowdwn New Hometown Dealer stores are productive and on average produce positive EBITDA in their first year of operations boxshadowdwn Continue expansion of Dealer Stores focused on closed Sears Full-Line trade areas xrhombus Average year one Dealer Store sales in closed Sears trade areas: $1.5M vs. $0.9M average for other new trade areas and have higher EBITDA 1. Based on average 2013-2015 costs 2. Does not include stores open less than a year 3. Including Store to Home revenue

26 REAL ESTATE DIVESTITURE

27 Real Estate Divestiture SHO owns five real estate properties and is actively managing a process of realizing the highest value of these assets for our stockholders. boxshadowdwn San Leandro, California: xrhombus SHO owns approximately 12.7 acres and a 306,800 square foot building used as a warehouse and store for our Outlet segment • SHO announced this morning that we have entered into a Sale and Purchase Agreement for $27.3 million and we expect the transaction to close within 60 days • SHO will lease back space within the building and continue to operate an Outlet store, relocating the warehouse operations boxshadowdwn Other Properties: xrhombus SHO owns four other smaller properties which are of significantly lesser value than San Leandro. SHO is actively evaluating whether to sell these properties or otherwise manage the asset to achieve the best outcome for our stockholders

28 America’s Appliance Experts

29 America’s Appliance Experts Piloted 1 store in Dekalb, IL Dec-2014 2 Waves rolled out in Q1 2015 (51 HTS stores) 3rd Wave Rolled out in Q2 2015 (55 HTS, 2 HAS, 1 AHS) 4th Wave Rolled out in Q3 2015 (75 HTS stores) Store Design Product Selection Signing & Displays Marketing & Promotions Selling Tools & Technology Training Enhanced Delivery Post Sale Follow Up Redesigned all the customer touchpoints around the appliance purchase in a comprehensive program 2015 Progress AAE Stores vs. Non-AAE 1 HA Comp Sales +165 bps Total Comp Sales +238 bps Adjusted Margin + 90 bps 1) Since Program inception by store launch date

30 America’s Appliance Experts All new stores are being executed as AAE All relocations are converting to AAE SHO has committed to funding 300 stores to be remodeled in 2016 in 4 Waves Mar 2016 78 stores May 2016 75 stores Sept 2016 75 stores Estimated Oct 2016 75 stores Estimated AAE Conversions Timeline Complete We plan to convert 200 additional stores in 2017 in three waves

31 E-COMMERCE EXPANSION

32 SearsOutlet vs. eCommerce Industry US Sales SearsOutlet Industry 1 Outlet.com Growth 1. http://www.statista.com/statistics/187443/quarterly-e-commerce-sales-in-the-the-us/ 1 SearsOutlet.com is a unique website, facing challenges not experienced by most online retailers. boxshadowdwnSearsOutlet.com sells unique, single-quantity items xrhombusUnique item conditions require images for each individual product xrhombusUnique item pricing requires the ability to display multiple prices by location xrhombusOver 70,000 unique home appliances are listed at any given time xrhombusMajority of transactions are fulfilled from retail sales floors $150 $200 $250 $300 $350 $400 $- $10 $20 $30 $40 $50 $60 $70 2011 2012 2013 2014 2015 B i l l i o n s M i l l i o n s Outlet.com Net Merchandise Sales Industry 42% CAGR 14% CAGR

33 SearsOutlet.com: New Platform boxshadowdwn Today’s SearsOutlet.com operates on a java based, in- house platform xrhombus Many point-to-point integrations are required to function xrhombus Not directly integrated into inventory and financial systems xrhombus Requires a team of developers to maintain source code xrhombus Relies on the maintenance of dedicated servers boxshadowdwn The future SearsOutlet.com will run on NetSuite xrhombus One complete commerce platform, with a Q1 2017 launch date. xrhombus Eliminates integrations between separate systems with natively unified ecommerce, POS, inventory and order management, customer service and financials xrhombus Cloud-based approach reduces operational costs, increases efficiencies and eliminates the need to manage hardware and software

SearsOutlet.com: ORDC Fulfillment and Marketplace

- In March 2016 SearsOutlet.com launched the capability to fulfill customer orders directly from the 22 Outlet Repair and Distribution Centers (ORDCs)
  - All inventory held at the ORDC is represented in the online inventory of all stores in its network
  - Online orders for store inventory are routed for ORDC fulfilment if available
  - Allows for opportunity buys to be marketed digitally without trapping inventory in stores
  - Reduces handling, damage and distribution costs



- Sellers on the two biggest marketplaces, Amazon.com and eBay, accounted for about 27% of North American online retail sales in 2015 [1]
  - Outlet launched selling on eBay in June 2015, operating under a non-Sears branded banner
  - Sales are growing quickly. Sales volume in Q1 2016 was higher than our full-year (8 months operational) 2015 sales
  - Plans for expansion into other marketplaces are underway

1 Internet Retailer analysis of data from eBay, Amazon and ChannelAdvisor Corp.
https://www.internetretailer.com/2016/04/11/e-retailers-rely-more-heavily-online-marketplaces sears HOMETOWN &OUTLET
34

35 SearsHometownStores.com boxshadowdwn The #1 activity for online shoppers is price comparison. Control of our online pricing is critical to executing our merchandising strategies 1 boxshadowdwn The number of consumers who purchase online, often after visiting a store, is growing. xrhombusWe do not participate in these sales today. Over 75% of online appliance purchases are delivered directly to the consumer1 boxshadowdwn We have reached an agreement with Sears Holdings to provide eCommerce rights for our Hometown segment boxshadowdwn We have begun development of web sites which will be built on our future NetSuite platform. Target launch date: Q1 2017 1 The Stevenson Company, Online Behavior, 4 Quarters Ending 2016 Q1

36 SearsHometownStores.com boxshadowdwn Our online strategy for the Hometown Segment is different, as we are creating a localized omni-channel experience boxshadowdwn Our licensing agreement with Sears Holdings Corporation reflects this in its restrictions xrhombus Online marketing is restricted to the core trade area of the store, represented by the 75% or 85% of the stores’ sales by zip code xrhombus Online pricing will match store pricing with no “online only” promotions xrhombus Unfavorable economics exist for pure eCommerce sales outside of the defined trade area boxshadowdwn This localized Omni-channel experience will provide: xrhombus Cohesive customer experience with consistent online and offline pricing and promotions xrhombus The ability to improve marketing productivity by leveraging efficient digital channels xrhombus Participation in pure online sales direct to consumers in our trade areas xrhombus Control over our pricing xrhombus We will continue to be a pick up location on Sears.com and recognize those sales

37 COMMERCIAL SALES PROGRAM

38 Commercial Sales - New Revenue Opportunity 38 Search Engine Sales TrainingSales Leads Web PortalConcept JulyLate JuneEarly June Marketing Jan 2016 Training 2.0 boxshadowdwn Prior to 2015, SHO did not have a formal Commercial Sales program designed to fit the needs of business to business customers boxshadowdwn In 2015 we invested in the infrastructure and tools necessary to compete in the Commercial Sales business boxshadowdwn Our Commercial Sales efforts are targeted to grow new revenue streams by actively engaging businesses that have a need to purchase large quantities of merchandise in our core product categories, particularly in rural markets that are under-served by commercial sales competitors Jan-Mar Early May Late May

39 • $6.6M FY-2015 Commercial Sales • $4.8M Q1-2016 Commercial Sales Current State Key Actions and Next Steps to Continued Growth Early Performance Trend $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 SALES (M) Commercial Sales - New Revenue Opportunity boxshadowdwn Optimize and enhance existing Lead management software to improve close rates and increase revenue boxshadowdwn Work with product manufacturers to develop unique product assortments and refine commercial pricing boxshadowdwn Enhance existing delivery/installation capabilities and optimize pricing strategy to effectively compete for additional post-sale services boxshadowdwn Develop & implement new in-house purchase order and accounts receivable system to accommodate financing terms

40 NEW SERVICES CAPABILITIES

41 New Services Capabilities boxshadowdwnWhy is SHO introducing new service offerings? xrhombus Correlates to SHO’s strength in selling Big Ticket products xrhombusMany markets are underserved and disaggregated, particularly smaller rural markets xrhombus National brand, physical store presence and local ownership provides customers peace of mind xrhombus Leverage existing customer interactions, in-store and in-home xrhombus Deeper relationships with our customers, end-to-end solution provider boxshadowdwn Initial services focus is on product leasing, kitchen cabinet refurbishment and carpet cleaning

42 New Services Capabilities: Kitchen Tune-Up boxshadowdwn SHO has entered into a long-term relationship with Kitchen Tune-up boxshadowdwn Complimentary to our kitchen appliance business boxshadowdwn SHO sells 1.1M kitchen appliance transactions annually boxshadowdwn “Light” Remodeling Service – Previous carpentry experience not required for most jobs boxshadowdwn Kitchen Tune-Up currently active in 25 dealer/franchise-operated locations and 2 company-operated locations Job Type Avg. Gross Sale* Avg. Gross Profit* Tune Ups $1,580 70.9% Refacing $7,336 49.4% Redooring $4,573 51.6% Replacement $10,760 40.3% * kitchen tune-up FDD 3/23/15

43 New Services Capabilities: Oxi Fresh Carpet Cleaning boxshadowdwn Carpet cleaning is another service to enhance to the customer’s home boxshadowdwn Piloting through an arrangement with Oxi Fresh Carpet Cleaning boxshadowdwn Low cost of entry boxshadowdwn Easy to use technology boxshadowdwn Pilots in 4 SHO operated stores launched in April 2016 boxshadowdwn Expanding the pilot with SHO dealers & franchisees in Q2 Metric 2014 Results* Combined Avg. Annual Total Sales $234,449 Avg. Annual Number of Jobs 1,166 Avg. Per Job Price $201 Oxi Fresh Franchise Results *Oxi Fresh FDD 3/31/15

44 HOMETOWN REINVENTION

45 Hometown Reinvention boxshadowdwn Launching Two New Concepts: boxshadowdwn Keys to Both Concepts xrhombus Worked with a respected retail consulting firm to do comprehensive research on our customers needs, industry trends and their perceptions of our business and our competitors xrhombus Concepts developed using facts based on the outcome of the research xrhombus Built on our strengths of big ticket sales, customer service reputation, local ownership and rural market presence xrhombus Product assortment built on higher-margin offerings xrhombus New services introductions create end-to-end solutions for customers and create additional high margin revenue sources The Comforts of Home The Core Store Redesign

46 Store focused on high margin furniture and mattress business to complement the core home appliance business, transforming to a Home Store Comforts of Home Hometown Reinvention

47 Hometown Reinvention Approximately 30% of our customers surveyed say they will purchase furniture in the next year Comforts of Home

48 Hometown Reinvention Furniture is a big ticket purchase which has the same needs as an appliance purchase in terms of consultative selling, financing / leasing, protection agreements and delivery Comforts of Home

49 Hometown Reinvention Furniture provided by arrangement with Ashley Furniture, the #1 retailer of furniture in the U.S Comforts of Home

50 Hometown Reinvention Retaining our leadership position in home appliances, building on the America’s Appliance Experts Program Comforts of Home

51 Hometown Reinvention De-emphasizing tools, lawn & garden and other ancillary categories, but still fulfilling customers needs through multi- channel (Web-to-Store and Store-to-Home) sales Comforts of Home

52 Hometown Reinvention Big focus on high margin services, starting with Kitchen Tune-Up and Oxi-Fresh Carpet Cleaning Comforts of Home Pilot Store: Pekin, IL store soft opened in April 2016 We plan to expand the pilot to 2-3 additional stores by fiscal year-end 2016

53 Hometown Reinvention Go BIG with our core categories of appliances, lawn & garden and tools, expanding assortments beyond Kenmore and Craftsman to other leading national brands Core Store Redesign

54 Hometown Reinvention More authority in tools and lawn & garden. Relevancy to consumer increases based on assortment, expanded brands and new services Core Store Redesign

55 Hometown Reinvention Significant expansion in high margin accessories, parts and add on products to complete the sale Core Store Redesign

56 Hometown Reinvention Retaining our leadership position in Appliances implementing concepts from America’s Appliance Experts Core Store Redesign

57 Hometown Reinvention New Services will be integral to the concept, starting with Kitchen Tune-Up and Oxi-Fresh Carpet Cleaning Core Store Redesign

58 Hometown Reinvention Test store planned in Swanzey, NH with an early Q3 2016 Soft Open Core Store Redesign

59 Summary boxshadowdwn Through our recent actions and planned actions we are creating financial flexibility that strengthens the ability to pursue our long-term strategy boxshadowdwn SHO is taking action to transform the business to effectively compete in a rapidly changing retail environment boxshadowdwn Recent Agreement Amendments with SHC provide new opportunities for SHO boxshadowdwn Our IT Transformation project allows us to choose our level of services dependence from SHC once completed

60 QUESTION & COMMENT SESSION

61 Cautionary Statement This presentation includes forward-looking statements. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “project,” “estimates,” “plans,” “forecast,” “is likely to,” and similar expressions or future or conditional verbs such as “will,” “may,” “would,” “should,” and “could” are generally forward-looking in nature and not historical facts. The forward-looking statements are subject to significant risks and uncertainties that may cause our actual results, performance, timing, and achievements in the future to be materially different from the future results, future performance, future timing, and future achievements expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of our management. The following factors, among others, could cause our actual results, performance, and achievements to differ materially from those expressed in the forward-looking statements, and one or more of the differences could have a material adverse effect on our ability to operate our business and could have a material adverse effect on our results of operations, financial condition, liquidity, and cash flows: the possible material adverse effects on us if Sears Holdings’ financial condition were to significantly deteriorate, including if as a consequence Sears Holdings were to choose to seek the protection of the U.S. bankruptcy laws; our ability to offer merchandise and services that our customers want, including those branded with the Kenmore, Craftsman, and Diehard marks (the “KCD Marks”); (continued on next slide)

62 Cautionary Statement the Amended and Restated Merchandising Agreement between Sears Holdings and us provides that (1) if a third party that is not an affiliate of Sears Holdings acquires the rights to one or more (but less than all) of the KCD Marks Sears Holdings may terminate our rights to buy merchandise branded with any of the acquired KCD Marks and (2) if a third party that is not an affiliate of Sears Holdings acquires the rights to all of the KCD Marks Sears Holdings may terminate the Merchandising Agreement in its entirety, over which events we have no control; the sale by Sears Holdings and its subsidiaries to other retailers that compete with us of major home appliances and other products branded with one of the KCD Marks; the willingness and ability of Sears Holdings to fulfill its contractual obligations to us; our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail industry; worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships; the fact that our past performance generally, as reflected on our historical financial statements, may not be indicative of our future performance as a result of, among other things, the consolidation of Hometown and Outlet into a single business entity, the Separation, and operating as a standalone business entity; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings in October 2012 (the “Separation”), and other losses of benefits (such as a more effective and productive business relationship with Sears Holdings) that were associated with having been wholly owned by Sears Holdings and its subsidiaries prior to the Separation; our continuing reliance on Sears Holdings for most products and services that are important to the successful operation of our business, and our potential need to rely on Sears Holdings for some products and services beyond the expiration, or earlier termination by Sears Holdings, of our agreements with Sears Holdings; (continued on next slide)

63 Cautionary Statement the willingness of Sears Holdings’ appliance, lawn and garden, tools, and other vendors to continue to supply to Sears Holdings, on terms (including vendor payment terms for Sears Holdings’ merchandise purchases) that are acceptable to it and to us, merchandise that we would need to purchase from Sears Holdings to ensure continuity of merchandise supplies for our businesses; the willingness of Sears Holdings’ appliance, lawn and garden, tools, and other vendors to continue to pay to Sears Holdings merchandise-related subsidies and allowances and cash discounts (some of which Sears Holdings is obligated to pay to us); our ability to obtain the resolution, on commercially reasonable terms, of existing disputes and, when they arise, future disputes with Sears Holdings regarding many of the material terms and conditions of our agreements with Sears Holdings; our ability to establish information, merchandising, logistics, and other systems separate from Sears Holdings that would be necessary to ensure continuity of merchandise supplies for our businesses if vendors were to reduce, or cease, their merchandise sales to Sears Holdings or if Sears Holdings were to reduce, or cease, its merchandise sales to us; if Sears Holdings’ sales of major appliances and lawn and garden merchandise to its retail customers decline Sears Holdings’ sales to us of outlet-value merchandise could decline; our ability to establish a more effective and productive business relationship with Sears Holdings, particularly in light of the existence of pending, and the likelihood of future, disputes with respect to the terms and conditions of our agreements with Sears Holdings; most of our agreements related to the Separation and our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings, and we may have received different terms from unaffiliated third parties (including with respect to merchandise-vendor and service-provider indemnification and defense for negligence claims and claims arising out of failure to comply with contractual obligations); (continued on next slide)

64 Cautionary Statement our reliance on Sears Holdings to provide computer systems to process transactions with our customers (including the point-of-sale system for the stores we operate and the stores that our dealers and franchisees operate, which point-of-sale system captures, among other things, credit- card information supplied by our customers) and others, quantify our results of operations, and manage our business (“SHO’s SHC-Supplied Systems”); SHO’s SHC-Supplied Systems could be subject to disruptions and data/security breaches (Kmart, owned by Sears Holdings, announced in October 2014 that its payment-data systems had been breached), and Sears Holdings could be unwilling or unable to indemnify and defend us against third-party claims and other losses resulting from such disruptions and data/security breaches, which could have one or more material adverse effects on SHO; limitations and restrictions in the Senior ABL Facility and related agreements governing our indebtedness and our ability to service our indebtedness; our ability to obtain additional financing on acceptable terms; our dependence on the ability and willingness of our independent dealers and franchisees to operate their stores profitably and in a manner consistent with our concepts and standards; our ability to sell profitably online all of our merchandise and services; our dependence on sources outside the U.S. for significant amounts of our merchandise inventories; fixed-asset impairment for long-lived assets; our ability to attract, motivate, and retain key executives and other employees; our ability to maintain effective internal controls as a publicly held company; our ability to realize the benefits that we expect to achieve from the Separation; litigation and regulatory trends challenging various aspects of the franchisor- franchisee relationship in the fast-food industry could expand to challenge or adversely affect our relationships with our independent dealers and franchisees; low trading volume of our common stock due to limited liquidity or a lack of analyst coverage; and the impact on our common stock and our overall performance as a result of our principal stockholders’ ability to exert control over us. (continued on next slide)

65 Cautionary Statement The foregoing factors should not be understood as exhaustive and should be read in conjunction with the other cautionary statements, including the “Risk Factors,” that are included in our Annual Report on Form 10-K for our fiscal year ended January 30, 2016 and in our other filings with the Securities and Exchange Commission and our other public announcements. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this presentation are made only as of the date of this presentation. We undertake no obligation to publicly update or review any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances, or otherwise, except as required by law.